Exhibit 99.1

PRESS RELEASE

Contacts:
Ana Cano (Media)	Roger Sachs, CFA (Investors/Analysts)
ana.cano@eurorscg.com	sachsr@dnb.com
212.367.6920	973.921.5914

D&B Announces Acquisition of Dun & Bradstreet Australia

Holdings Limited for $205 million; Reconfirms 2010 Guidance

Short Hills, NJ – August 31, 2010 — D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today announced it has acquired a member of the D&B Worldwide Network, privately held Dun & Bradstreet Australia Holdings Limited (“D&B Australia”), the leading credit and information services provider in Australia and New Zealand, for approximately $205 million in cash. The transaction closed today and was financed primarily with existing cash on hand.

“The acquisition of D&B Australia represents a strong fit with our international strategy and allows D&B to participate directly in a geographic region that has increasing importance for our global customers. D&B Australia has tripled in size over the last decade and we expect continued growth in the years ahead,” stated Sara Mathew, D&B’s Chairman and Chief Executive Officer.

D&B Australia is a trusted leader in commercial risk and receivables management and owns and operates an emerging high growth consumer credit service. Through these three primary units, D&B Australia is able to efficiently collect high quality data on most businesses within Australia and New Zealand.

For its fiscal year ended June 30, 2010, D&B Australia generated approximately $80 million of revenue and operating margins of approximately 20%, in accordance with International Financial Reporting Standards.

For the remainder of 2010, we expect the acquisition of D&B Australia to impact our full-year 2010 financial results, as follows:

•	Provide incremental revenue of approximately $15 to $20 million;

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Dilute EPS by approximately $0.04 to $0.05, largely driven by non-cash charges for incremental amortization from the establishment of intangible assets, as well as one-time transaction related expenses.

Excluding this acquisition, our expectations for our core business are unchanged from our previously communicated 2010 guidance. International is expected to deliver double digit revenue growth and we expect to see sequential revenue growth in North America over the remainder of the year.

As a result, while the acquisition provides modest upside to revenue and dilution to earnings, we remain comfortable with our current guidance ranges:

•	Core revenue growth of 1% to 3%, before the effect of foreign exchange;

•	Operating income down 2% to up 2%, before non-core gains and charges;

•	Diluted EPS growth of 1% to 6%, before non-core gains and charges; and

•	Free cash flow of $240 million to $270 million, excluding the impact of legacy tax matters, but including our Strategic Technology Investment.

As a reminder, D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the D&B Annual Report on Form 10-K for the year ending December 31, 2009, filed February 25, 2010 with the SEC, for a discussion of how D&B defines these measures, why it uses them and why it believes they provide useful information to investors.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 169 years. D&B’s global commercial database contains more than 168 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management Solutions TM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•	D&B’s ability to implement and derive the benefits of its strategic technology investment program announced in February 2010.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

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D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

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As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results, or access to credit markets.

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D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data.

•	D&B’s ability to introduce new solutions or services, including in a seamless way and without disruption to existing solutions, such as DNBi.

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D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

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The continued adherence by third party members of the D&B Worldwide Network to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

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The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

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D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

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D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

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D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.